UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 11, 2010, a federal judge in the United States District Court for the Northern District of Texas entered an order granting final approval of the settlement of the securities class action lawsuit originally filed against Flowserve Corporation, a New York corporation (the “Company”), and other defendants in 2003, which the Company has previously disclosed in its public filings. The District Court’s order dismisses the lawsuit with prejudice and includes a full and final release of all claims of the class members against the Company and the other defendants. The order also acknowledges that the settlement does not constitute an admission of any wrongdoing or liability on the part of the Company or the other defendants.
     Under the previously disclosed terms of the settlement, the Company contributed $13.5 million to the $55 million total settlement amount. The Company’s insurance carriers contributed $40 million to the settlement amount, with another defendant contributing the balance. The accrued reserve established by the Company for its contribution under the terms of the settlement was previously reported in the Company’s financial results for 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: May 12, 2010	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel